UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

SEVEN HILLS REALTY TRUST

(Exact name of registrant as specified in its charter)

maryland	001-34383	20-4649929
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458

(Address of principal executive offices, including zip code)

(617) 332-9530
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest	SEVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “Company” refer to Seven Hills Realty Trust (formerly known as RMR Mortgage Trust) unless the context indicates otherwise.

Item 1.01.   Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

The merger, or the Merger, of Tremont Mortgage Trust, a Maryland real estate investment trust, or TRMT, with and into the Company, with the Company continuing as the surviving entity in the Merger, pursuant to the Agreement and Plan of Merger, dated as of April 26, 2021, or the Merger Agreement, by and between us and TRMT, was consummated and became effective at 4:01 p.m., Eastern time, on September 30, 2021, or the Effective Time. At the Effective Time, the separate existence of TRMT ceased.

Pursuant to the terms set forth in the Merger Agreement and the Letter Agreement, dated as of August 26, 2021, by and between us and TRMT, or the Letter Agreement, at the Effective Time, each one (1) issued and outstanding common share of beneficial interest, $0.01 par value per share, of TRMT, or the TRMT Common Shares, was automatically converted into the right to receive 0.516 of one (1) of our common shares of beneficial interest, $0.001 par value per share, or, the RMRM Common Shares. No fractional shares of RMRM Common Shares were issued in the Merger, and holders of shares of TRMT Common Shares are entitled to receive cash in lieu of any such fractional shares.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding unvested TRMT Common Share award under TRMT’s equity compensation plan was converted into an award of a number of RMRM Common Shares determined by multiplying the number of unvested TRMT Common Shares subject to such award by 0.516 (rounded down to the nearest whole number). Such award will continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time.

Effective as of the Effective Time, we changed our name to “Seven Hills Realty Trust.” The combined company continues to be managed by Tremont Realty Capital LLC (formerly known as Tremont Realty Advisors LLC), or Tremont Capital, our manager and TRMT’s manager (until it ceased to exist).

The issuance of the RMRM Common Shares as consideration in the Merger as described above was registered under the Securities Act of 1933, as amended, pursuant to the registration statement on Form S-4 (File No. 333-256951) filed by us with the United States Securities and Exchange Commission, or the SEC, and declared effective on July 26, 2021. The joint proxy statement/prospectus, dated July 26, 2021, as supplemented from time to time, or the Joint Proxy Statement/Prospectus, contains additional information about the above-described transactions.

The foregoing descriptions of the Merger Agreement and the Letter Agreement are not complete and are subject to and qualified in their entirety by reference to the copy of the Merger Agreement that was previously filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on April 27, 2021, and the copy of the Letter Agreement that was previously filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on August 27, 2021, each of which is incorporated herein by reference. Certain of the representations and warranties contained in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to our shareholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties contained in the Merger Agreement are not necessarily characterizations of the actual state of facts with respect to us or our subsidiaries at the time they were made or otherwise, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, which subsequent information may not be fully reflected in our public disclosures.

Information Regarding Certain Relationships and Related Person Transactions

We have relationships and historical and continuing transactions with Tremont Capital, The RMR Group LLC, or RMR LLC, The RMR Group Inc., or RMR Inc. and others related to them in addition to those noted above. For information about these and other such relationships, see our Joint Proxy Statement/Prospectus, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, or our Quarterly Report, and our other filings with the SEC, including the sections captioned “The Merger—Interests of RMRM and TRMT Trustees, Executive Officers and Manager in the Merger and the Other Transactions” and “Certain Relationships and Related Party Transactions” of the Joint Proxy Statement/Prospectus, the information regarding our trustees and executive officers included in the Joint Proxy Statement/Prospectus, Note B to our consolidated financial statements included in the Joint Proxy Statement/Prospectus and Note 10 to our condensed consolidated financial statements included in our Quarterly Report and the section of our Quarterly Report captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions.” In addition, see the sections captioned “Risk Factors” of the Joint Proxy Statement/Prospectus for a description of risks that may arise as a result of these and other related person transactions and relationships. Our filings with the SEC and copies of certain of our agreements with these related persons are available as exhibits to our filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

TRMT had a master repurchase facility pursuant to a Master Repurchase Agreement, dated as of February 9, 2018, between TRMT CB Lender and Citibank, N.A., or Citibank, or the Citi Repurchase Agreement, as amended by the First Amendment to the Citi Repurchase Agreement, dated as of November 6, 2018, or the First Amendment, and the Second Amendment to the Citi Repurchase Agreement, dated as of October 30, 2020, or the Second Amendment. On September 30, 2021, as a result of the Merger, we became party to TRMT's master repurchase facility and entered into a guaranty, or the Guaranty, in favor of Citibank, pursuant to which, among other things, we replaced TRMT as guarantor of certain obligations of TRMT CB Lender LLC, a wholly owned subsidiary, or TRMT CB Lender, under the Citi Repurchase Agreement. In connection with the closing of the Merger, TRMT CB Lender also entered into a Third Amendment to the Citi Repurchase Agreement and Fifth Amendment to Fee Agreement with Citibank, or the Third Amendment. Pursuant to the Citi Repurchase Agreement, as amended, we may sell to Citibank and later repurchase, floating rate mortgage loans and other related assets. The maximum amount of available advancements under the Citi Repurchase Agreement, as amended, is $213,482,436, and the expiration date thereof is November 6, 2022, subject to earlier termination as provided for in the Citi Repurchase Agreement.

Under the Citi Repurchase Agreement, the initial purchase price paid by Citibank for each purchased asset is up to 75% of the lesser of the market value of the purchased asset or the unpaid principal balance of such purchased asset, subject to Citibank’s approval. Upon the repurchase of a purchased asset, we are required to pay Citibank the outstanding purchase price of the purchased asset, accrued interest and all accrued and unpaid expenses of Citibank relating to such purchased asset. The price differential (or interest rate) relating to a purchased asset is equal to LIBOR plus a premium of 200 to 250 basis points, determined by the yield of the purchased asset and the property type of the purchased asset’s real estate collateral. At such time as LIBOR is no longer available as a base rate to calculate interest payable on amounts outstanding under the Citi Repurchase Agreement, the replacement base rate shall be the secured overnight financing rate, or SOFR, or if SOFR is not available, such other rate as may be determined by Citibank in accordance with the terms of the Citi Repurchase Agreement.

The Citi Repurchase Agreement contains margin maintenance provisions that provide Citibank with the right, in certain circumstances related to a credit event, as defined in the Citi Repurchase Agreement, to re-determine the value of purchased assets. Where a decline in the value of such purchased assets has resulted in a margin deficit, Citibank may require us to eliminate any margin deficit through a combination of purchased asset repurchases and cash transfers to Citibank, subject to Citibank’s approval. The Citibank Repurchase Agreement also provides for acceleration of the date of repurchase of the purchased assets by us and liquidation by Citibank of the purchased assets upon the occurrence and continuation of certain events of default, including a change of control of us (which includes Tremont Capital ceasing to act as our sole manager or be a wholly owned subsidiary RMR LLC).

The Guaranty requires us to guarantee 25% of our subsidiary’s prompt and complete payment of the purchase price, purchase price differential and any costs and expenses of Citibank related to the Citi Repurchase Agreement. The Guaranty further requires us to make certain representations and warranties and to maintain various financial and other covenants, including covenants that require us to maintain a minimum net worth, minimum cash liquid and maintain other specified financial ratios.

The foregoing descriptions of the Citi Repurchase Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Guaranty are qualified in their entirety by reference to the Citi Repurchase Agreement, the First Amendment and the Second Amendment, copies of which were previously filed as Exhibit 10.1 to TRMT’s current report on Form 8-K filed with the SEC on February 12, 2018, Exhibit 10.1 to TRMT’s current report on Form 8-K filed with the SEC on November 7, 2018, Exhibit 10.2 to TRMT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, respectively, and the Guaranty and the Third Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, and each of which is incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Trustees and Appointment of New Trustees

Effective as of the Effective Time, John L. Harrington resigned from our Board of Trustees, or our Board. Immediately following the Effective Time, our Board, pursuant to a recommendation of the Nominating and Governance Committee of our Board, increased its size from five to six members, with the new trustee to be in Class I of our Board with a term expiring at our 2023 annual meeting of shareholders. Also, immediately following the Effective Time, in order to facilitate a realignment of the Classes of our Board, Matthew P. Jordan resigned as a Managing Trustee in Class III of our Board with a term expiring at our 2022 annual meeting of shareholders, and our Board, pursuant to a recommendation of the Nominating and Governance Committee of our Board, accepted his resignation and thereafter elected Mr. Jordan as a Managing Trustee in Class I of our Board with a term expiring at our 2023 annual meeting of shareholders to fill the vacancy in Class I created by Mr. Harrington’s resignation. In order to fill the other vacancies on our Board, our Board, pursuant to a recommendation of the Nominating and Governance Committee of our Board, elected William A. Lamkin and Joseph L. Morea as Independent Trustees. Our Board concluded that each of Messrs. Lamkin and Morea is qualified to serve as an independent trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the SEC and our bylaws.

Effective as of immediately following the Effective Time, our Board consists of six trustees: (i) two Managing Trustees and (ii) four Independent Trustees. The Managing Trustees are Matthew P. Jordan and Adam D. Portnoy. The Independent Trustees are Barbara D. Gilmore, William A. Lamkin, Joseph L. Morea, and Jeffrey P. Somers.

The members of our Board have been appointed to the following classes: Matthew P. Jordan and William A. Lamkin serve in Class I of the Board, with terms expiring at our 2023 annual meeting of shareholders; Adam D. Portnoy and Jeffrey P. Somers serve in Class II of the Board, with terms expiring at our 2024 annual meeting of shareholders; and Barbara D. Gilmore and Joseph L. Morea serve in Class III of the Board, with terms expiring at our 2022 annual meeting of shareholders.

Mr. Lamkin, age 62, had served as an independent trustee of TRMT since 2020. Mr. Lamkin has served as an independent trustee of Office Properties Income Trust since 2019 and Service Properties Trust since 2007. Mr. Lamkin also has also served as a director of Ackrell SPAC Partners I Co. since 2020. Mr. Lamkin was a partner in Ackrell Capital LLC, a San Francisco based investment bank, from 2003 to 2019. Mr. Lamkin was an independent trustee of Select Income REIT from 2012 until it merged with a wholly owned subsidiary of Office Properties Income Trust in December 2018. Prior to being a partner in Ackrell Capital LLC, he was employed as a financial consultant and as an investment banker, including as a senior vice president in the investment banking division of ABN AMRO. Prior to working as a financial consultant and as an investment banker, Mr. Lamkin was a practicing attorney.

Mr. Morea, age 66, had served as an independent trustee of TRMT since 2017 and was an independent trustee of RMR Mortgage Trust from 2016 to May 2020. Mr. Morea has served as an independent director of TravelCenters of America Inc. since 2015 and an independent trustee of Industrial Logistics Properties Trust since 2018. He has also served as a director of First Eagle Senior Loan Fund since 2013 and Portman Ridge Finance Corporation since 2020. Mr. Morea served as a director of Garrison Capital Inc. from 2015 to 2020, until it was acquired by Portman Ridge Finance Corporation, as a director of Eagle Growth & Income Opportunities Fund from 2015 to 2020. Mr. Morea was a vice chairman and managing director, serving as head of U.S. Equity Capital Markets, at RBC Capital Markets, an international investment bank, from 2003 until 2012. From 2008 to 2009, Mr. Morea also served as the head of U.S. Investment Banking for RBC Capital Markets. Previously, Mr. Morea was employed as an investment banker, including as a managing director and the co-head of U.S. Equity Capital Markets at UBS, Inc., the chief operating officer of the Investment Banking Division and head of U.S. Equity Capital Markets at PaineWebber, Inc. and a managing director of Equity Capital Markets at Smith Barney, Inc. Prior to working as an investment banker, Mr. Morea was employed as a certified public accountant.

Each of Messrs. Lamkin and Morea has advised us that such person has no arrangement or understanding with any other person pursuant to which such person was selected as a trustee of ours. Further, except as set forth above, neither Mr. Lamkin nor Mr. Morea has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934. Neither Mr. Lamkin nor Mr. Morea has a family relationship with any member of our Board or any of our executive officers. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with our trustee compensation arrangements, each Independent Trustee will be entitled to cash compensation for his service as an Independent Trustee and will be entitled to receive awards of RMRM Common Sharess pursuant to our equity plan at the discretion of our Board.

Board Committee and Other Assignments

On October 1, 2021, the Board appointed Messrs. Lamkin and Morea to each serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee, with Mr. Lamkin appointed Chair of the Nominating and Governance Committee, Ms. Gilmore appointed Chair of the Compensation Committee and Mr. Somers continuing to serve as Chair of the Audit Committee. The Independent Trustees selected Mr. Morea to serve as the Lead Independent Trustee. The Board also appointed Mr. Adam D. Portnoy to serve as Chair of the Board.

Trustee Compensation Arrangements

On October 1, 2021, we updated our Trustee compensation arrangements. A summary of the currently effective Trustee compensation arrangements is filed as Exhibit 10.7 hereto and is incorporated herein by reference. In implementing our updated Trustee compensation arrangements, on October 1, 2021, we awarded each of our Trustees a grant of 3,000 RMRM Common Shares, valued at $10.41 per share, the closing price of the RMRM Common Shares on The Nasdaq Stock Market LLC on that date. Messrs. Morea, Somers and Lamkin and Ms. Gilmore also received additional cash compensation of $30,000 for serving as a Trustee and they received $5,000, $7,500, $5,000 and $5,000, respectively, for their respective service as Lead Independent Trustee, Audit Committee Chair, Nominating and Governance Committee Chair and Compensation Committee Chair of the Company, in each case taking into account cash compensation each had previously received during 2021 in respect of their service as chairs of standing board committees of us or TRMT.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at 4:01 p.m. on September 30, 2021, upon the filing of the Articles of Merger pursuant to the Merger Agreement, our Declaration of Trust was amended and restated to, among other things, change our name to “Seven Hills Realty Trust” and to provide our Board authority to effect our conversion into a Maryland real estate investment trust without shareholder approval. Our Declaration of Trust previously provided that the number of trustees shall be fixed from time to time by the board (such number in no event to be less than three) and our Bylaws previously provided for an advanced notice period of between 90 and 120 days for nominations of trustees or other proposals of other business by shareholders. Pursuant to the Merger Agreement and effective as of 4:01 p.m. on September 30, 2021, our Bylaws were amended and restated to, among other things, change our name to “Seven Hills Realty Trust,” provide for an advance notice period of between 120 and 150 days for nominations of trustees or other proposals of other business by shareholders, and require that our Board consist of no fewer than three trustees (with the size of the board determined by our Board) and provide for a process to fill vacancies on the Board such that vacancies on our Board be filled only by a majority of the remaining trustees, even if less than a quorum, or if no trustees remain, by a plurality of the votes cast by shareholders at a meeting of our shareholders.

The foregoing descriptions of our Amended and Restated Declaration of Trust and Amended and Restated Bylaws are not complete and are subject to and qualified in their entirety by reference to our Amended and Restated Declaration of Trust, a copy of which is attached hereto as Exhibit 3.1, and our Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.3, each of which is incorporated herein by reference. In addition, marked copies of our Amended and Restated Declaration of Trust and our Amended and Restated Bylaws setting forth the changes made to these documents, as they existed immediately prior to the adoption of these amendments, are attached as Exhibit 3.2 and Exhibit 3.4, respectively, and are each incorporated herein by reference.

Item 8.01.   Other Events.

Ticker Change

Effective September 30, 2021, the ticker symbol for the RMRM Common Shares, which continue to be traded on The Nasdaq Stock Market LLC, was changed to “SEVN”.

Item 9.01.   Financial Statements and Exhibits.

 (d) Exhibits

2.1	Agreement and Plan of Merger, dated as of April 26, 2021, by and between RMR Mortgage Trust and Tremont Mortgage Trust. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by RMR Mortgage Trust on April 27, 2021.)

3.1	Amended and Restated Declaration of Trust of Seven Hills Realty Trust, dated September 30, 2021. (Filed herewith.)

3.2	Amended and Restated Declaration of Trust of Seven Hills Realty Trust, dated September 30, 2021. (marked copy) (Filed herewith.)

3.3	Amended and Restated Bylaws of Seven Hills Realty Trust, adopted September 30, 2021. (Filed herewith.)

3.4	Amended and Restated Bylaws of Seven Hills Realty Trust, adopted September 30, 2021. (marked copy) (Filed herewith.)

10.1	Letter Agreement, dated as of August 26, 2021, by and between RMR Mortgage Trust and Tremont Mortgage Trust. (Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by RMR Mortgage Trust on August 27, 2021.)

10.2	Master Repurchase Agreement, dated as of February 9, 2018, between TRMT CB Lender LLC and Citibank N.A. (Incorporated by reference to Tremont Mortgage Trust’s Current Report on Form 8-K filed on February 12, 2018.)

10.3	First Amendment to Master Repurchase Agreement, dated as of November 6, 2018, among TRMT CB Lender LLC, Citibank, N.A. and, for certain specified purposes, Tremont Mortgage Trust. (Incorporated by reference to Tremont Mortgage Trust’s Current Report on Form 8-K filed on November 7, 2018.)

10.4	Second Amendment to Master Repurchase Agreement, dated October 30, 2020, among Citibank, N.A., TRMT CB Lender LLC and, for certain specified purposes, Tremont Mortgage Trust. (Incorporated by reference to Tremont Mortgage Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.)

10.5	Third Amendment to Master Repurchase Agreement and Fifth Amendment to Fee Agreement, dated as of September 30, 2021, between TRMT CB Lender LLC and Citibank, N.A. (Filed herewith.)

10.6	Guaranty, dated as of September 30, 2021, by Seven Hills Realty Trust in favor of Citibank, N.A. (Filed herewith.)

10.7	Summary of Trustee Compensation. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN HILLS REALTY TRUST

By:	/s/ G. Douglas Lanois
Name:	G. Douglas Lanois
Title:	Chief Financial Officer and Treasurer

Date:  October 4, 2021